Exhibit 10.8

MODIFICATION AGREEMENT

     WHEREAS, as of September 25, 2000, American Technologies Group, Inc., a Nevada corporation (the “Company”), pursuant to Subscription Agreements dated as of September 25, 2000 (“Subscription Agreements”) issued Convertible Notes (“Notes”) to the Subscribers in the amounts designated on Schedule A hereto; and

     WHEREAS, the Company and Subscribers have determined that it is in the Company’s best interests to modify the Subscription Agreements and Notes.

     It is now therefore agreed by the Company and Subscribers for good and valuable consideration, receipt of which is acknowledged, that:

     1. The Maximum Base Price as defined in Section 2.1(b)(i) of the Put Notes issuable in connection with Put Notices made and given after the effective date of the Registration Statement described in Section 10.1(iv) shall be the average of $.06775 and seventy-five (75%) of the average of the three lowest closing bid prices for the Common Stock on the NASD OTC Bulletin Board, NASDAQ SmallCap Market, NASDAQ National Market System, American Stock Exchange, or New York Stock Exchange (whichever of the foregoing is at the time the principal trading exchange or market for the Common Stock, the “Principal Market”), if not trading on a Principal Market, or such other principal market or exchange where the Common Stock is listed or traded for the fifteen (15) trading days prior to but not including the Conversion Date (“Lookback Average”). The Maximum Base Price as described above shall be calculated only if the Lookback Average is $.09 or higher, otherwise the Maximum Base Price shall be $.06775.

     2. The number 4.99% as it appears in Sections 9.3(a) and 11.2e(i) of the Subscription Agreement is in each instance hereby amended to be 9.99%.

     3. All terms employed in this Modification Agreement, unless otherwise defined herein, shall have the same meanings attributed to them in the Subscription Agreements and Notes.

     4. Except as modified herein, the Subscription Agreements, Notes, and documents delivered in connection therewith remain in full force and affect.

     5. This Modification Agreement constitutes the binding obligation of the Company.

     6. In lieu of the Company reissuing Notes reflecting the above described modifications, a copy of this Modification Agreement shall be appended to each Note.

Dated: New York, New York
             November 15, 2000

AMERICAN TECHNOLOGIES GROUP, INC. By: /S/ LAWRENCE J. BRADY Name: Lawrence J. Brady Title: CEO

APPROVED: /s/ John Clarke —————— KESHET L.P. /s/ John Clarke —————— NESHER LTD. /s/ John Clarke —————— THE KESHET FUND L.P. /s/ John Clarke —————— TALBIYA B. INVESTMENTS LTD.